Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261882) and Form S-8 (No. 333-270056, 333-262931, 333-2541533 and 333-238735) of Inari Medical, Inc. (the “Company”) of our reports dated February 28, 2024, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Costa Mesa, California
February 28, 2024